Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of UFood Restaurant Group, Inc. on Form S-1 of our report dated March 26, 2010, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ CCR LLP
Westborough, Massachusetts
December 28, 2010